Exhibit 10.48
AMENDMENT NUMBER 2 TO THE
METROPOLITAN LIFE AUXILIARY
SAVINGS AND INVESTMENT PLAN
(Amended and Restated Effective January 1, 2008)
1. Section 2.1 of the Plan is hereby amended as follows:
“2.1 ‘Administrative Participant’ means any Participant in the Plan who is not classified by the Company as a Commissioned Participant.”
2. There is hereby added to the end of Section 4.9 a new subsection to be known as subsection (c). Subsection (c) shall provide as follows:
     “(c) Effect of Rehire As Administrative Participant. In the event that an Administrative Participant has experienced a Termination of Employment and is later rehired by the Company, his or her rights with respect to any election made under this Section shall be determined as follows:
     (1) If such Participant made an election under subsection (b) of this Section prior to his or her Termination of Employment, whether or not payments under this Plan in accordance with such election had commenced prior to the date of his or her reemployment by the Company, then payments will commence when scheduled in accordance with the terms of such Participant’s election or continue if such payments have already commenced. Upon such Participant’s reemployment any Company Contributions allocated to such Participant’s Account under this Plan will be included as part of future payments under such election. Following the distribution of the final payment in accordance with such Participant’s election, such Participant’s election of the time and form of distribution will be governed solely by subsection (a), unless such Participant makes a subsequent election in accordance with subsection (b). Any Company Contributions allocated to the Participant’s Account following the distribution of the final payment in accordance with the Participant’s election shall be retained in such Participant’s Account until such Participant’s subsequent Termination of Employment, at which time distribution of such Participant’s Account shall commence, either in accordance with subsection (a) or subsection (b).
     (2) If such Participant has not made an election in accordance with subsection (b) at the time of his or her Termination of Employment, then she or he will receive his or her Account under this Plan in the Default Mode of Payment at the Default Commencement Date, notwithstanding the fact that such Participant is reemployed by the Company prior to the Default Commencement Date. If Company Contributions are allocated to such Participant’s Account following the date of his or her Termination of Employment, but prior to the Default Commencement Date, such Contributions will be included in the Default Mode of Payment. Once such Participant has received a final distribution of his or her Account under subsection (a), any Company Contributions which are allocated to such Participant’s Account following his or her final payment shall then be distributed following his or her subsequent Termination of Employment in accordance with subsection (a), unless such Participant makes an election in accordance with subsection (b).”
3. Section 8.2(b) of the Plan is hereby amended as follows:
     “(b) Limitations of Time for Submitting Claims and Suits Challenging Denial of Claims. No suit to recover benefits under this Plan or to allege that the Plan was not administered in accordance with its terms and/or ERISA shall be brought more than six months following the expiration of the claims and review procedures described in subsection (a). If a Participant has received or has commenced to receive a distribution from the Plan, no claim for benefits under the Plan’s claims and review procedures described in subsection (a) shall be made regarding the calculation of the amount of the benefits more than six months following the date on which the Participant received or commenced to receive such distribution”
4. This Amendment shall become effective on January 1, 2010.
IN WITNESS WHEREOF, the Company has caused this Amendment to be executed in its name and behalf this 21st day of December, 2010, by its officer thereunto duly authorized.

Metropolitan Life Insurance Company

By:	/s/ Andrew J. Bernstein

ATTEST:

/s/ Candice Martin